PERFICIENT®

vision. execution. value.

Q4 2017 FINANCIAL RESULTS

March 1, 2018

S&P SmallCap 600

PRFT NASDAQ GLOBAL SELECT

Russell 2000® INDEX



SAFE HARBOR STATEMENT

The adjusted GAAP and GAAP earnings per share goals, as well as effective income tax rate and fully diluted shares for 2018, outlined in this presentation are estimates of future company performance and are forward-looking statements within the meaning of the securities laws. These forward-looking statements are subject to risk and uncertainties and are based on management's current expectations and are subject to certain risks and uncertainties that could cause actual results to differ materially from management's current expectations and the forward-looking statements made in this presentation. These risks and uncertainties include, but are not limited to, the impact of the general economy and economic uncertainty on our business; potential changes to federal, state, local and foreign laws, regulations, and policies; client demand for our services and solutions; maintaining a balance of our supply of skills and resources with client demand; effectively competing in a highly competitive market; protecting our clients' and our data and information; risks from international operations including fluctuations in exchange rates; changes to immigration policies; obtaining favorable pricing to reflect services provided; adapting to changes in technologies and offerings; risk of loss of one or more significant software vendors; making appropriate estimates and assumptions in connection with preparing our consolidated financial statements; maintaining effective internal controls; changes to tax levels, audits, investigations, tax laws or their interpretation; legal liabilities including intellectual property protection and infringement or the disclosure of personally identifiable information; risks associated with managing growth organically and through acquisitions; and risks detailed from time to time in the Company's filings with Securities and Exchange Commission, including the most recent Form 10-K.

RECONCILIATION OF ADJUSTED GAAP MEASURES

The following table provides a reconciliation of Perficient, Inc. GAAP EPS guidance to Adjusted EPS guidance:

	Q1 2018		Full Year 2018	
	Low end of adjusted goal	High end of adjusted goal	Low end of adjusted goal	High end of adjusted goal
GAAP EPS	$ 0.12	$ 0.17	$ 0.68	$ 0.82
Non-GAAP Adjustment (a):				
Non-GAAP Reconciling Items	0.26	0.23	0.92	0.89
Tax Effect of Above Reconciling Items	(0.06)	(0.05)	(0.20)	(0.19)
Adjusted EPS	$ 0.32	$ 0.35	$ 1.40	$ 1.52

(a) Non-GAAP adjustment represents the impact of amortization expense, stock compensation, acquisition costs, and adjustments to fair value of contingent consideration, net of the tax effect of these adjustments, divided by fully diluted shares. The Company currently expects both its Q1 2018 and full year 2018 GAAP effective income tax rate to be between 27% and 28%. The Company's estimates of fully diluted shares for 2018, by quarter, are included in the following table. These estimates could be affected by share repurchases and shares issued in conjunction with future acquisitions.

	Q1	Q2	Q3	Q4	Full Year
Fully Diluted Shares for 2018 (in millions)	33.6	33.5	33.4	33.4	33.6

Note further discussion and reconciliation of Perficient, Inc. non-GAAP financial measures can be found in our earnings press release and Form 8-K furnished March 1, 2018

OPERATING METRICS

(in thousands, except per share data)	THREE MONTHS ENDED DECEMBER 31,			YEAR ENDED DECEMBER 31,		
	2017	2016	% Change	2017	2016	% Change
Revenues	$ 133,478	$ 119,590	12%	$ 485,261	$ 486,982	0%
Services Revenues	$ 114,428	$ 98,002	17%	$ 434,253	$ 418,589	4%
Cost of Services*	$ 70,243	$ 62,138	13%	$ 271,688	$ 268,347	1%
Services Revenues Net of Cost	$ 44,185	$ 35,864	23%	$ 162,565	$ 150,242	8%
% of Services Revenues	38.6%	36.6%		37.4%	35.9%	
EBITDA Excluding Stock Compensation and Tax-Related Bonus	$ 20,714	$ 15,442	34%	$ 70,847	$ 64,235	10%
% of Revenues	15.5%	12.9%		14.6%	13.2%	
Income from Operations	$ 4,939	$ 6,482	-24%	$ 28,980	$ 32,205	-10%
% of Revenues	3.7%	5.4%		6.0%	6.6%	
Net Income	$ 6,436	$ 3,693	74%	$ 18,581	$ 20,459	-9%
% of Revenues	4.8%	3.1%		3.8%	4.2%	
Adjusted Net Income	$ 12,550	$ 9,267	35%	$ 41,883	$ 37,891	11%
% of Revenues	9.4%	7.7%		8.6%	7.8%	
GAAP EPS	$ 0.19	$ 0.11	73%	$ 0.55	$ 0.58	-5%
Amortization	0.12	0.10		0.44	0.38	
Stock Compensation	0.11	0.10		0.43	0.41	
Acquisition Costs/Earnout Adjustments	0.12	0.02		0.13	(0.01)	
Tax-Related Bonus	0.08	-		0.08	-	
Write-off of Unamortized Credit Facility Fees	-	-		0.01	-	
Tax Effect of Above Reconciling Items and 2017 Tax Act	(0.25)	(0.06)		(0.41)	(0.28)	
Adjusted EPS	$ 0.37	$ 0.27	37%	$ 1.23	$ 1.08	14%

*Cost of Services excludes depreciation and amortization, stock compensation and tax-related bonus.

OPERATING METRICS

(in thousands)	Q4 2017	Q3 2017	% Change	Q4 2017	Q4 2016	% Change
Services Revenue (excluding reimbursable expenses)	$ 114,428	$ 114,144	0%	$ 114,428	$ 98,002	17%
Software and Hardware Revenue	$ 16,051	$ 6,323	154%	$ 16,051	$ 18,047	-11%

Time & Materials ABR	Q4 2017	Q3 2017
North American Employees	$ 147	$ 148

Utilization	Q4 2017	Q3 2017
North American Employees (Organic)	79%	80%

Headcount	Q4 2017		Q3 2017	
	Average	Ending	Average	Ending
North American Billable Employees	1,679	1,675	1,672	1,671
Subcontractors	222	216	244	241
Offshore Billable Employees	671	687	638	641
Total Billable Headcount	**2,572**	**2,578**	**2,554**	**2,553**
SG&A Headcount	452	446	466	460
Total Headcount	**3,024**	**3,024**	**3,020**	**3,013**

SOLUTIONS DATA

Revenue by Solution (Top 10)	Q4 2017	Q3 2017	Q4 2016
Custom Applications	16%	15%	10%
Analytics	15%	17%	19%
Management Consulting	11%	12%	7%
Commerce	11%	11%	14%
Content Management	8%	8%	10%
Business Integration	8%	7%	7%
Customer Relationship Management	6%	5%	6%
Portals/Collaboration	5%	4%	7%
Platform	4%	5%	8%
Business Process Management	4%	4%	5%

INDUSTRY DATA

Revenue by Industry (Top 10)	Q4 2017	Q3 2017	Q4 2016
Healthcare/Pharma/Life Sciences	28%	28%	28%
Financial Services/Banking/Insurance	13%	16%	17%
Automotive and Transport Products	9%	9%	10%
Manufacturing	9%	9%	7%
Retail and Consumer Goods	8%	9%	10%
Electronics and Computer Hardware	8%	8%	7%
Telecommunications	7%	6%	6%
Leisure, Media and Entertainment	3%	2%	2%
Business Services	3%	4%	2%
Energy and Utilities	2%	2%	2%

PLATFORM DATA

Revenue by Platform	Q4 2017	Q3 2017	Q4 2016
IBM	27%	29%	32%
Microsoft	20%	19%	16%
Oracle	9%	11%	10%
Adobe	7%	6%	4%
Salesforce	4%	4%	5%
Magento	2%	2%	3%
Other Technologies	25%	21%	23%
Management Consulting*	6%	8%	7%

*Platform independent